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                                                                    EXHIBIT 3.22

                   BY LAWS OF NORTHWEST FINANCIAL CORPORATION


                                   ARTICLE I

                           OFFICES OF THE CORPORATION


     1. The registered office of the corporation shall be located at 812 Main Street, Woodward, Oklahoma. The location of the registered office may be changed from time t6 time by the Board of Directors, provided that a certificate of such change shall be filed with the Secretary of State of Oklahoma.

     2. The corporation shall keep in its registered office the originals or authenticated copies of all the books and records required to be kept therein by the statutes of the State of Oklahoma.

     3. The corporation may have such other business offices at other places within the State of Oklahoma, as the Board of Directors may from time to time appoint, and as the business of the corporation requires.

                                   ARTICLE II

                              SHAREHOLDER MEETINGS

     1. The place of holding the annual meeting of the shareholders shall be the registered office of the corporation, or at such other place as shall be determined from time to time by the Board of Directors.

     2. The annual meeting of the shareholders of the corporation shall be held on the third Tuesday in the month of July of each year, at 9:00 o'clock a.m., or on such other date and at such other time as shall be determined from time to time by the Board of Directors.

     3. Special meetings of the shareholders for any purpose or purposes whatsoever, which shall be stated in the call, may be called at any time by the President, or the Board of Directors, or by one or more shareholders holding not less than one-fourth of the voting power of the corporation, with notice as provided herein, at such times and places as the President or the Board of Directors, as the case may be, shall designate or if said call is by a shareholder under the provisions hereof, then at the registered office of the corporation.

     4. The secretary shall, at least 10 days prior to each annual and each special meeting of the shareholders called by the President or Board of Directors, give each shareholder of the corporation a written notice of the meeting, by mailing to each shareholder, as shown by the Stock Transfer Book of the corporation
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at his or her last known address, notice of the time and place of such meeting.
Upon a request being made by a written notice to the President and Vice President or the Secretary by any shareholder entitled herein to call such special meeting, such officer shall give notice to the shareholder that such meeting has been called for the purpose or purposes stated in such request, and is to be held at a specified time, which time as fixed by such officers shall not be less than 10 or more than 30 days after receipt of such request. If notice of such meefing be not given to the shareholders by such officer within 7 days after receipt of such request, such person or persons making such request may fix the time of the meeting and give notice thereof in the manner provided by statute and these by-laws.

     5. If the annual meeting of the shareholders be not held at the regular time, the election of directors may be held at any meeting thereafter called pursuant to these by-laws.

     6. At any meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, which proxy shall appoint an agent, be in writing, subscribed by the shareholder, must bear a date not more than 11 months prior to the meeting and be filed with the Secretary at or before the meeting.

     7. The order of busincss of any shareholders' meeting shall be as follows:

     (a)  Calling meeting to order;
     (b)  Proof of notice of meeting;
     (c)  Reading of minutes of last previous annual or special meeting;
     (d)  Report of officers;
     (e)  Report of committees;
     (f)  Election of directors;
     (g) Miscellaneous or special business for which the meeting may have been called.

     8. The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Each sharcholder shall be entitled to one vote for each share of stock standing in his or her name on the books of the company, 10 days prior to such meeting. A majority vote of the stock present and having a right to vote, shall be necessary to elect the directors of the corporation.

     9. Shareholders have the ultimate control of the corporation having power to elect directors, to remove them and to pass upon the by-laws of the corporation.

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                                  ARTICLE III

                             THE BOARD OF DIRECTORS

     1. The control of, and the policy determination function of the corporation shall be vested in a Board of Directors composed of at least three members, who need not be residents of the State of Oklahoma nor shareholders in the corporation. The shareholders in any legally assembled shareholders' meeting may determine by majority vote of those present the number of directors to be elected for the ensuing period or year within the limiting provision of the Articles of Incorporation of the corporation.

     2. The Board of Directors may exercise all of the powers of the corporation in the control of the corporation and in the policy determination function on behalf of the corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation, or these by-laws directed, or required to be exercised or done by the shareholders.

     3. Members of the initial Board of Directors shall be elected at the shareholders organizational meeting and shall hold office until the first annual meeting of the shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting.

     4. Vacancies in the Board of Directors may be filled by the affirmative note of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office.

     5. The Board of Directors shall meet immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held for the purpose of organization, election of officcrs, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board for such annual meeting shall be necessary.

                                   ARTICLE IV

                              OFFICERS AND AGENTS

     1. The officers of the corporation shall consist of a President, Vice President, Secretary and Treasurer, and such other officers, assistant officers, and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. None of the officers, except the President, need be Directors.

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     2.   The officers shall be chosen annually by the Board of Directors at the corporation's annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified.

     3. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4. Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the by-laws for election or appointment of such office.

     5. The President, who shall be chosen from among the Directors, shall preside at all meetings of shareholders and directors, and shall have active executive management of the operations of the corporation, including the establishment of salaries for the employees of the corporation, subject however, to the control of the Board of Directors.

     6. The Vice President shall perform all duties encumbent upon the President during the absence or disability of the President, and shall perform such other duties as the by-laws may require or the Board of Directors may prescribe.

     7. The Secretary shall keep or cause to be kept in books provided for the purpose, the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with these by-laws and as required by law; shall be custodian of the records and of the seal of the corporation and shall see that the seal is affixed to all documents, is duly authorized in accordance with provisions of these by-laws; and, in general, shall perform all duties incident to the office of secretary and such other duties as may, from time to time be assigned to the secretary by the Board of Directors or President.

     8. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time, come into tho possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depository designated by the Board of Directors, and shall keep such bank account in the name of the corporation. He shall furnish at the meeting of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as these by-laws may requi.re of the Board of Directors may

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prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     9. The salaries of the officers of the corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a Director of the corporation.

                                   ARTICLE V

                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                                 AND EMPLOYEES

     The corporation shall indemnify any director, officer, or employee, or former director, officer, or employee of the corporation, or any person who may have served at its request as director, officer, or employee of another corporation in which it owns shares of stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer, or employee, except in relation to matters as to which he shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. The corporation may also reimburse to any director, officer, or employee the reasonable costs of settlement of any such action, suit, or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the corporation that such settlement be made and that such director, officer, or employee was not guilty of negligence or misconduct. Such rights or indemnification and reimbursement shall not be deemed exclusive of any other right to whichsuch director, officer, or employce may be entitled under any by-law, agreement, vote of shareholders, or otherwise.

                                   ARTICLE VI

                               STOCK CERTIFICATES

     1. The certificates of stock of the corporation which are issued shall be numbered and entered in the books of the corporation as they are issued, exhibiting the holder's name and the number of shares, and shall be signed by the President or Vice President, and attested by the Secretary.

     2. Transfers of stock shall be made on the books of the corporation only by the person or persons named in the certificate or by such person's attorney lawfully constituted in writing, and upon surrender of the certificate therefor.

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     3.   The Board of Directors may close the transfer books of the corporation at thcir discretion for a period not to exceed 15 days preceeding the day appointed for the payment of dividends.

                                  ARTICLE VII

                             PROFITS AND DIVIDENDS

     1. Dividends may be declared by the Board of Directors from time to time, in accordance with the Articles of Incorporation and the laws of the State of Oklahoma.

     2. Before payment of any dividends or distribution of profits, there may be set aside out of the surplus or net profits of the corporation, such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for repairing or maintaining any property of the corporation and for such other purposes as the Directors shall think conducive to the best interests of the corporation.

     3. The Board of Directors may fix a time, not exceeding 30 days preceding, the date of payment, as a record date for the determination of shareholders entitled to dividends, and only registered shareholders on the date so fixed shall be entitled to such dividends, notwithstanding, any transfer of any shares on the books of the corporation after the record date.

                                  ARTICLE VIII

                          FINANCES OF THE CORPORATION

     1. Monies of the corporation shall be deposited in the name of the corporation at such bank or banks or savings and loan association or associations, as the Board of Directors shall designate but shall be drawn out only by checks signed by a party authorized by the Board of Directors.

     2. The books, records, and income tax returns of the corporation shall be kept and filed on, and the corporation shall operate on a fiscal year basis, that is from July lst of each year to and through June 30th of the following year.

                                   ARTICLE IX

                           NOTICES AND WAIVER THEREOF

     Whenever under the provisions of these by-laws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal service of notice but such notice may be given in writing, by mail, by depositing the same in a post office or letter box of the United States, enclosed in a properly addressed and stamped envelope, addressed to the

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shareholder, director or officer at his last known post office address as the same appears from the books and records of the company. Such notice shall be deerned to be given at the time when the same shall be thus mailed. Any shareholder, director or officer may waive any notice required to be given under these by-laws and may do so by written, telegraph, cable or radioed waiver. Attendance of any shareholder, director of officer at any annual, regular or special meeting shall be deemed a waiver of the notice of such meeting required to be given under these by-laws.

                                   ARTICLE X

                                REGISTERED AGENT

     1. The corporation shall have and continue to maintain within the State of Oklahoma, a "registered agent" on whom service may be had as provided by the statutes of the State of Oklahoma for domestic corporations.

     2. The directors of the corporation shall name such "registered agent" and the officers of the corporation shall certify thereto, all as is provided by the statutes of the State of Oklahoma.

                                   ARTICLE XI

                   LIMITATION UPON CORPORATE BUSINESS EXPENSE

     All payments made by the corporation to officers, directors and stockholders of this corporation purportedly for interest, salary, rent, travel expense or any other purportedly deductible expense to the corporation for income tax purposes, shall be made on the implied understanding and contract that in the event any such payment shall be disallowed as a corporate business expense, in whole or in part, by any taxing authority, then to the extent of such disallowance the recipient officer, director and/or stockholder, as the case may be, shall make repayment to the corporation within 90 days after the amount of such disallowed corporate expense shall have been finally determined. The repayment due the corporation under this provision of the by-laws of the corporation shall be the full amount of such disallowed corporate expense. It shall be the duty of the Board of Directors to enforce repayment of each such disallowed amount.

                                  ARTICLE XII

                                   AMENDMENTS

     These by-laws may be repealed or amended or new by-laws may be adopted by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any annual meeting, or any special meeting, or any other meeting of the

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shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

     Adopted this 3rd day of October, 1981.



                                             /s/  David L. Houston
                                             -----------------------------------
                                             David L. Houston


                                             /s/ Curtis H. Waddle
                                             -----------------------------------
                                             Curtis H. Waddle


                                             /s/  Tom Z. Wright
                                             -----------------------------------
                                             Tom Z. Wright

(Seal)

ATTEST:

/s/  Curtis H. Waddle
------------------------------
Curtis H. Waddle,
Secretary

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